Exhibit 99.1

Below is the transcript of comments made by Jeff Armstrong, President and Chief Executive Officer of Perceptron Inc. (PRCP) at the Canaccord Genuity 35th Annual Growth Conference on August 12, 2015.

The Company prefaces this transcript with a reminder that certain statements made during the remarks were “forward-looking statements” within the meaning of the Securities Exchange Act of 1934. Those statements included the Company’s expectation as to its fiscal years 2015 and 2016, and beyond for various metrics, including gross margins, operating data, new order bookings, revenue, expenses, income and backlog levels, the size of the addressable market, the timing of revenue and income from new products that the Company has recently released or currently plans to release as well as the timing of the introduction of new products.

Management claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for the forward-looking statements made at the conference. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed from time to time in our periodic reports filed with the Securities and Exchange Commission, including those listed in “Item 1A - Risk Factors” of our Annual Report on Form 10-K for fiscal 2014 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

<<Opening remarks by Bobby Burleson, Analyst, Canaccord Genuity Inc. >>

So good afternoon and welcome to the 35th Annual Canaccord Genuity Global Growth Conference. My name is Bobby Burleson, I am manufacturing technology analyst here at Canaccord. Today we have Perceptron with us, the CEO Jeff Armstrong is here to give us a presentation about what is one of the better penetrated in-line measurement companies in the world especially for automotive and I’ll go ahead and turn it over to you Jeff.

<<Presentation by Jeffrey M. Armstrong, Chief Executive Officer, President>>

Good afternoon. Thank you very much for your time. So the Safe Harbor Statement slide regarding forward-looking statements is presented. So quick overview for Perceptron, the presentation being right after FARO. Both companies participate in the metrology space. I’ve been with the Company, a little over 18 months and 19 months ago I thought metrology had to with weather forecasting. So metrology is actually the science of measuring things and both companies participate in that space, just in different segments and different ways and I’ll sort of compare and contrast, as we go through what we do.

So the Company was founded 1981 focusing on improving vehicle production quality. So I think you will see across each of our lines of business we are focused on giving our customers better quality and lower costs; and lower costs represented in either one or two ways: minimization or avoidance of scrap and rework or reduce labor costs across all product lines. With 15 offices worldwide, we pride ourselves on being able to support our customers – and 70% to 75% of our business today is automotive -- to be able to supply carmakers worldwide wherever they operate with service, support and installation.

The main products we offer are 3D measurement and automated assembly. We have extensive intellectual property and significant advantages that I’ll discuss and we are an automotive segment market leader. We have a new management team and we’ve turned out about half of the executive team in the past 18 months. The balance of the team is very solid long-term executives with the Company. But really as we change the profile going forward, what are we transforming? We’re transforming from a niche automotive market leader, which Bobby eluded to and which is very important because it’s a critical component of our capabilities on a go-forward basis, into a much broader, broad-based industrial metrology company.

So how are we transforming specifically? Organically, we started about a year ago in a new product launch campaign. We took our existing R&D spend portfolio, which is about 10%. On a go-forward basis, I think that’s about the appropriate level where we need to spend as an advanced manufacturing technology company to keep our product portfolio on the leading-edge in the industry. In the next 12 months, we’re going to introduce more new products than we have in the history of the Company in any similar period.

To date so far this year, in the past seven months, we’ve introduced five new products, all of which have relevance to the market, price wise, technology wise, and a couple that I will highlight. These markets are generally what we’re going after. The new markets are generally fragmented with low penetration for us, so significant opportunities. Each of the products we bring into the market in our organic space offer really strong value proposition. So we could fool ourselves that we’re smarter and better looking than everybody else as we come into a space with products. We’re trying to price every one of our products at the low end of the price point range of existing competitors.

2

I think that what you will see is and there was a concern earlier, somebody had asked a question during FARO, are you concerned about affecting market pricing structure that may be in place. That is a big concern and I’ll talk about it on one specific product, but I think really if we’re in the business and trying to change market dynamics, those are the considerations we put in place for where our pricing is at.

The other thing we’re doing on our organic growth, and you will see this, this year, in our earnings call in two weeks, we’ve seen significant North American growth, principally driven by complete turnkey solutions and full turnkey offerings. I’ll talk a little bit more about what that means.

Acquisition growth: So we closed on two privately held European companies – first acquisitions we’ve done in over 15 years. Both are in clear adjacencies for our markets and tightly coupled with our overall metrology portfolio expansion. The beauty of it is, it gives us 25% top line growth, with significant addressable market increase with relevant customers. A technology innovation play that we’ll talk about in a very conservative traditional market. The company we’ve purchased was a market technical leader with very low penetration -- which we find very exciting -- in North American and the U.S. market specifically.

Diversification: Prior to the acquisition we were 95% automotive, today we’re about 80% automotive. You will see with the new products we’re bringing onboard, as well as the acquisition of Coord3, and the acquisitions we made, it’s a natural diversification for us and we’ve set a target of 30% by the end of fiscal 2017. So the diversification is out of automotive, as well as, diversification within automotive, to give ourselves more strength and opportunity.

Markets served: This is what the overall industrial metrology market worldwide looks like. Industrial metrology is a very large market. It runs the full gamut from submicron accuracy up to millimeters of accuracy relative to the whole gamut of purchases, to robotic automation which we play in and I’ll talk about. And then on to the 3D scanning and on to the coordinate measuring machine space, which is for us very important because of this bullet point at the bottom of the slide. In the past year, our direct addressable market with our existing customers has increased seven fold based on the new products we’re bringing to market and the acquisition. Right now we’re able to access about 10% pre-acquisition and pre-new products. We were able to access about $0.10 of every dollar spent in automotive metrology. Now we have access to $0.80 in every $1 spent.

So what do we do? Production line measurement. This is our core business and where our strength comes from that we can leverage across all of other businesses. This is a robotic cell in this slide, two KUKA robots inspecting a truck frame with our sensors on the end and our software driving this. We do real-time 100% inspection on every product coming down the line, whether that is a truck frame, whether it is a new F-150 body, whether it is the buildup of a vehicle from pressed steel parts to subassemblies to the entire body in white pre-paint to the finished vehicle going out the line with the final inspection. We have over 900 active installations in 200 plants with over 40 customers. Almost any car that you drive, we most likely made parts for, because every one are our customers worldwide – from Volkswagen Group to Porsche all the way down to Skoda, we’re the global world standard and General Motors, Ford, Fiat, Chrysler across the board. Very strong and this is where we’re the market leader. This is about a $110 million – $120 million a year total addressable market and we own about 60% of that market space. But there’s a lot to leverage on this and a lot more industries we can take this to.

3

Production line assembly: This is a space that we’ve been playing for about five years. This is really challenging work to do, very high barriers to entry. And what this involves, what you’re seeing on the left-hand side of the slide is we are installing doors fully controlled by our software; robotic installation of doors for Audi. On the right-hand side of the slide we’re installing roof assemblies for General Motors. We do the gamut of things, windshields, trunk lids, doors, hoods, the whole gamut. Very challenging work, we just got an order that we’re going to be installing in two months for Tesla, probably the most challenging installation we’ve had. Wasn’t really big dollars, but involves installing the instrument panel in the vehicle as its moving down the production line.

Generally, when you do an assembly operation, you stop the vehicle, put the component on the vehicle, the robots back away and the vehicle starts up. Tesla had been doing an installation with these instrument panels and I have to assume what they’ve been doing with it, like a pneumatic assist with operators. But I assume, since they have, (rumor has it 55 inch) TVs installed in their dashboard, on their vehicles (I’m only joking, they’re not that big they’re relatively heavy) and they’re having ergonomic issues with people being hurt. So what they’ve asked us to do, in a robotic solution, to not stop the vehicle while it’s coming down the production line, because, rumor has it, Elon Musk wants to get vehicle volume up, I’ve heard. So they don’t want to stop the vehicle and we’re doing a complete automated installation of that instrument panel. So the first insulation worldwide that we are aware of any kind of moving line installation. So our capabilities in this space are pretty significant.

Why this is important for us is because relatively high barriers to entry. Not many people do it and as the world moves more and more to automation in the vehicle world this becomes more and more important because tolerances are tightening up, because of fuel efficiency sensors and aerodynamic drag, as well as, labor costs. So we see in the China market, significant opportunity for automation as they start to replace more and more relatively expensive workers with automation.

4

Then, finally, 3D scanning and measurement: This is where you’re going to see some overlap with what FARO is doing, which is reverse engineering, modeling, comparison to CAD, export to 3D printing. These run the gamut of solutions for us from, on the left-hand side of the slide, a coordinate measuring machine, that I’ll talk about to a PCMM, which FARO and Hexagon are the big contenders in this market, portable scanning systems or benchtop reverse engineering systems.

So one of the strategy we changed in the past year, is really focusing on a complete solution for our customer. Historically for our business, we sold scanners and we sold software. We really haven’t focused on the mover and the complete solution for the customer. This is important for us because as you look across this slide from this, we have really strong robotic expertise. We interface and control almost every major robot brand on the planet because when you walk into Ford, you can’t say, hey, we’d really like you to use a FANUC because it’s our favorite robot, and they say that’s nice use KUKA, we buy 10,000 of them every year. So, ABB, KUKA, Mitsubishi, FANUC, Kawasaki and Motoman across the board, we control and interface with all of those robots. So now we’re focusing on the robots – the complete solution robot – Vector Software, Helix for our in-line and near line coordinate measure machines that we just recently purchased, and I’ll talk about those acquisitions and TouchDMIS, which is a software company we purchased at the same time. And our scanner and portable solutions with their own respective software and their own respective scanner.

The beauty is, on the software side, they all share a common backbone user-interface algorithms. So the development activities we talked about with all these new products coming to from the market had been done quickly and inexpensively within our existing R&D spend portfolio because of this maximization of reuse. Same thing on the scanner side.

So February of 2015 we closed on two acquisitions; one is a coordinate measuring machine maker. What this is, is a very large highly honed piece of granite that measures objects down to 1/1000 of a micron, 1/1000 of a millimeter. So 1 to 2 micron accuracy is a standard, the gold standard of accuracy in machinery control and tolerancing. Where we want to be there is about 10%. I think what you heard Jay Freeland say was north of 50% of the scanners, they had Hexagon sell the PCMMs, have scanners sold on those machines and accelerating north of that. This market has about 10% of CMMs sold with scanners. The difference really in this, I’ll give you a 30 seconds overview as to why the technologies are different.

5

Touch-probe technology really hasn’t changed since 1950. You sample with very high accuracy, but you’re not getting an indication of the overall surface of the object like you do with 1 million point cloud dots coming off with a laser. So what we want to do really – the play here is to take this 10% penetration of machines with scanners and get that to where we think the market should be at right now. It’s about penetration.

The two main impediments to that had been software. The software hasn’t been easily integrated, it’s not easy to use, and you only have two software programs that are very clunky; one for the scanning side and one for the CMM. And then the other piece has been price. We think we’ve effectively gone after each one of those solutions. So we purchased Coord3, a company out of Italy. Very well respected, one of two companies worldwide that develop the entire range of CMMs. What’s of interest is we actually sell Zeiss, who’s one of the market leaders globally for coordinate measuring machines. We sell them their gantry machines and when they leave our factory in turn, they’re painted blue and silver for Zeiss colors for final outfit by them.

We purchased a software company in Prague, a fully developed 64-bit Windows 8 touch screen software. Very easy to use, very easy to learn and on the bottom within two months of the acquisition we had fully integrated into our software and the point cloud scanning capability into that core software.

So in this slide is the product we launched. This is a hybrid coordinate measuring machine. It has the advantage of the touch-probe high accuracy and the reverse engineering capabilities that you get from any scanning technology to give you full comparison to CAD, recreation of a CAD model if you don’t have it and/or direct export to a 3D printing with a mesh model.

About eight weeks ago, we launched this product in the lower right-hand side of the slide and this attacks the price point. Traditionally, if you look at these machines, they run the gamut from anywhere about a $30,000 sale to $1 million sale price on a coordinate measuring machine depending on the size, large ones being 20 and 30 meter long gantry machines to measure the wings on an aircraft. Average sell price on the high volume is probably around $50,000. Traditionally, these scanners are priced anywhere between about $60,000 and $80,000. So you’re trying to convince a guy who’s trying to buy a machine that’s relatively expensive for his budget to buy a scanner that costs potentially more than the machine. So this new product – you have to remember we sell and build about 1,500 lasers scanners for our in-line business – so our cost of goods sold, the value proposition we have, we leverage this into this product. This is actually our sixth generation of scanner. We had traditionally sold to FARO, Zeiss, Hexagon. They have vertically integrated for a variety of reasons.

6

The price point here is anywhere between one one-third and one half of all the existing scanners in the markets. So this is an opportunity where we are potentially going to crater the market price. The solution for us though for us is a 60% plus gross margin sale. So if I can do that, with an accretive gross margin for our business, the play for us really is to increase market share. There’s about 6,000 to 8,000 coordinate measuring machines sold every year. We sold 230 last year. We’re number six in volume worldwide, so we see strong play for us to really grow this business significantly for a long period of time. From early adoption, our customer sales and feedback has been very positive because now you have completely integrated software, completely integrated state-of-the art scanner, all in one fully integrated well priced package.

In this slide is another recent product launch. We intend to be the leader in collaborative robotics for the metrology business. We just introduced this product about six weeks ago, which is a collaborative robot, meaning it doesn’t have fencing around it. So you can have an operator working in close proximity to a robot, without the extra expense and non-value add expenditures on fencing and safety gear. We have a relationship with Universal Robots out of Denmark and FANUC out of Japan and this is going to be a complete sales solutions. So as a counterpart for repetitive scanning, instead of doing it manually with the PCMM, you have it fully programmed into this system, so it’s a full automated robotic inspection routine. And the beauty of this, there is also a user underlying statistical process control that we use for our inline business. So now you can compare part number one versus part number 501 versus part number 10,001 and see the in-process control and the variability from part to part, from run to run, from day to day to week to week.

And then finally on our 3D scanning business. This used to be a business for us prior to the recession in 2008 that was about $14 million a year business and growing. In 2008, we sort of went turtle on investments in the 3D space and really focused on our in-line business. The shame of that is this business declined from about $14 million a year to about $3 million this year. And overall when you look at our revenues and the improvements we’ve had since 2008 and the recovery, this is a market where we’re focusing heavily because we can leverage price as well as technology in this space.

This is a very easy-to-use reverse engineering tool, using one of our Helix sensors with a highly accurate encoded turntable. The goal of this was to have a 12-year-old, literally a 12-year-old, be able to run this because the software is so easy to understand to be able to reverse engineer, pull this into a model and send over to 3D printer. The intention here is we have one product out with a good, better, best strategy. We have the basic product out with about a $20,000 price point. This winter we’ll have a midrange product at around our $40,000 price point. And then Q1 of ‘16 calendar we’ll have our high end and that will be $60,000. The high-end we’re going to price it around $60,000. The existing products in the market are around $150,000 to $180,000. So really the play for us (because this is accretive for us in gross margin) is growing market and market share.

7

So a financial overview. You can see obviously from the slide we took it on the chin in 2008 and have recovered strongly. One of the things, which you want to look at though is that recovery from $38 million in revenue to almost $60 million last year, overlaid on top of that is a declining curve going from $14 million in revenue to $3 million in an almost linear fashion as our 3D business declined because we didn’t invest there. So if you look at what our core in-line business is on measurement and assembly that is a 10% to 15% compounded growth rate over the past six years, if you take out that decline in 3D business. We’ve given guidance for this year that we are going to be north of $70 million on our revenue. We forecasted very strong organic growth when you strip out the acquisitions. About 40% of our revenue is euro denominated, so that had a significant impact. One thing I can assure you is that -- we have our earnings release here in two weeks -- we had very significant North American growth and overall globally our revenue forecasts are well in excess of what our guidance was for the year, so a very positive story coming out.

A strategic roadmap (so I’ll cover this quickly). These are the pieces we put in place about a year ago: profitable organic growth, diversification, broaden and extend technical leadership, and maintain operational excellence and fiscal discipline. Clearly focused on a commitment to growth and increasing shareholder value. Our in-line business, Frost & Sullivan indicates this is a 12% CAGR market. I think if you look at our results for the past five years, it verifies that number. We continue to grow in this space with new products gaining customers as we focus on Tier 1/Tier 2 suppliers.

3D scanning is an 8% to 11% compound growth market forecast. The 3D scanning market has very low market penetration for us. Really the goal here is to reverse that decline and start growing that business in double-digit meaningful ways.

And the scanning CMM market is forecasted at 15% growth rate. Prior to the acquisition, Coord3 was growing about 10% to 15% a year, all by themselves. We have given them much better capitalization, much better global reach and investment in that business to continue that growth.

Industry diversification. We set a 30% target by the end of 2017 and we’re currently about 20%. We will get natural diversification through our sales of 3D products and CMMs. Clearly an issue we want to focus on with the automotive cycle positive. And the thing really here is to capitalize on the existing sales offices we have worldwide, we can leverage that with our existing customers for our 3D products and CMM sales. And our goal is to continue to push to leave the automotive segment. So if I don’t meet my diversification targets, but I have out of the box organic growth, I’ll be more than happy with profitable organic growth and lower diversification numbers.

8

Extend technical leadership. As I alluded to, we intend to maintain a baseline spend of about 10% of R&D, continue software ease-of-use initiatives to make much easier adoption by customers, continue to increase competitiveness through strategic partnerships, maintain leading edge sensor performance, which I believe we have, and then focus on low cost, quick-feedback, lean startup mentality in the management team. So we learn quickly, we learn cheaply and we provide feedback on improvements. Again, we’re delivering more product in one year, than in any similar period in our history.

Fiscal discipline. The goal – the benchmark – for the Company is a 45% gross margin. Historically we’ve run anywhere between about 40% and 48%. The challenge is going to be for us, as we bring on new products that are 60% plus gross margin, and bring new CMMs onboard (that is a core sale of the CMM itself) at a 30% – 35% gross margin. But when you put your own software and your own scanner on that, you significantly boost that, so it’s accretive. So we want to maintain a 45% gross margin benchmark as we move forward. And then really maintain our G&A costs and sales and marketing costs, increasing at a much lower rate than top line. The goal for us obviously is to drive OI significantly. Where I think we need to be as a business with a 45% gross margin and in a high-tech advanced manufacturing space, is a 12% to 15% OI business within five years. I think we’re on a path to do that and I think you’ll be happy to see our results here in the next two weeks.

Maintain operational excellence and continue to focus on high customer satisfaction. We have very little customer turnover because we do a really good job of keeping our customers happy. And finally prudent capital allocation, maximum use of shareholder value - maximizing shareholder value and maintain a strong balance sheet.

Our competitive advantages. As you can read through here in the slide, the technology, customer focus and extensive industry knowledge. One of the things that we portray to our customers, and they believe it, is that our experience means for them, we are the absolute lowest financial schedule and performance risk for them when they buy a system.

So the investment proposition, we are on a clear path for growth and increased shareholder value. We have industry-leading metrology technology, a very strong global infrastructure to leverage off of, a strong and growing automotive base to leverage and, with all of these new products, in CMMs, I have direct sales to my existing customers. Large and growing adjacent markets. Right now we have very low penetration with aerospace, but it’s a focus area over the next couple of years to try and penetrate that market, where our technology has clear play. Top line growth with expansion of profitability and maintaining financially strength with solid cash flow – and, I think I would highlight in the robotics advanced manufacturing space. I mean, we have very low multiples compared to our peers. So we think this represents a very strong investment proposition. Yes, sir.

9

Q&A

<Q>: So we do have little bit of extra time and – but I think maybe supposed to have to give another presentation…

<A – Jeffrey M. Armstrong>: Yes.

<Q>: Because I think Q&A touching on it sounds like you didn’t actually pre-announce here, but it sounds like North America really delivered for you this quarter and you feel really good about the revenue guidance for this year and what you’re delivering in Q4?

<A – Jeffrey M. Armstrong>: Yes.

<Q>: Is that something that we can apply to other line items in the income statement, you know that you feel really good about the operating margins, gross margin, earnings in those areas?

<A – Jeffrey M. Armstrong>: So I think what you will have to assume is just hold that for two weeks to get the details, so we get fleshed out. But I would say we had significant one-time expenses this year due to the acquisition and variety of other things. But I think generally in line with where we have given guidance in the past.

<Q>: But it sounds like there is real momentum there that you can harvest into profitability maybe next year?

<A – Jeffrey M. Armstrong>: Absolutely. Yes sir.

<Q>: On a related topic, so with General Motors spending $5 billion on upgrading its plants [inaudible]?

<A – Jeffrey M. Armstrong>: Right.

<Q>: Maybe something like that number [inaudible]?

10

<A – Jeffrey M. Armstrong>: I’m trying to go for $4.9 billion, we probably won’t be successful. We will absolutely get a piece of that. General Motors is a very strong and important customer for us worldwide. So we will share in those improvements. I think it’s probably too difficult to try to say how much of a benefit we will get. Absolutely we’ll clearly benefit from that. I think if you look at the idea of that 12% Frost & Sullivan forecast for in-line growth, I think that adds to that equation. That answer your question?

<Q>: Yes, I’m just wondering is there a $500 million [inaudible]?

<A – Jeffrey M. Armstrong>: No, it’s a complete mix of when they’re doing new lines. They’re doing capital equipment improvements, new paints, the whole gamut.

<Q>: Do you have visibility on that [inaudible] six months?

<A – Jeffrey M. Armstrong>: We have great visibility and the reason we have great visibility in the automotive segment is because our planning cycle is 6 to 8, at a dead minimum, 3 months and longest 18 months in advance when new line goes in to try and lay out.

<Q>: Maybe another way to approach that question, traditionally Audi had due to the highest utilization if you’re in line technology for lines of any other plans. And do you see GM increasing their penetration per line for your technologies with this upgrade?

<A – Jeffrey M. Armstrong>: We do and we see this on two fronts; one, they’ve had early preview on some of the new sensor technology we are going to be introducing in winter time that they have great interest in, they want to adopt in their lines to displace other equipment and add capabilities, as well as, they have strong interest on overall incorporating more sales to improve fit and finish across the board. As I said GM is a very important customer for us, very strong customer for us. And I think their adoption with us is going to intensify, but besides going after $4.9 billion of the $5 billion, I don’t think that’s going to be successful.

<Q>: Just one more on the dashboard in-line installation robotic assembly that you guys created, was that jointly developed with Tesla or was that in-house and what do you see as the customer opportunities with other customers wanting to use similar technology?

<A – Jeffrey M. Armstrong>: I think that we’ve been in that space for about five years now. It is really not an area that the Company has focused on tremendously because it’s a very challenging business. If that system goes down at 2 AM, they can’t install doors, the entire production line stops, so it’s been an area where we tended to not vigorously pursue. We are now, because I think of the capabilities we offer. So we see this having applicability for every single automotive maker, everywhere. The ROI just needs to be made for each of their respective cases, between rework, scrap and labor costs.

11

<Q>: Are you the only ones with a working solution to do that?

<A – Jeffrey M. Armstrong>: No. There’s a couple of smaller competitors that do it, but they usually don’t play across the global span of customers. So really this is an area, where we have, one, the connections, the customer base, as well as the skills, and we just need to have the intestinal fortitude to intensify, and we do.

<<Questioner>>

Okay, thank you.

<<Jeffrey M. Armstrong, Chief Executive Officer, President>>

Good. Thank you very much.

12